UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026

HUBSPOT, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36680	20-2632791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Canal Park, Cambridge, Massachusetts		02141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 482-7768

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	HUBS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further described in Item 5.07 below, the stockholders of HubSpot, Inc. (the “Company”) approved Amendment No. 1 (the “2024 Plan Amendment”) to the Company’s 2024 Stock Option and Incentive Plan (the “2024 Plan”) at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) held on June 15, 2026. Pursuant to the 2024 Plan Amendment, the number of shares of common stock of the Company reserved for issuance under the 2024 Plan was increased by 2,300,000 shares.

A description of the 2024 Plan Amendment is included in Proposal Four of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2026 (the “Proxy Statement”), which summary is incorporated in its entirety herein by reference. The descriptions of the 2024 Plan Amendment contained herein and in the Proxy Statement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the 2024 Plan Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 15, 2026, to consider and vote on the six proposals set forth below, each of which is described in greater detail in the Proxy Statement. The final voting results are set forth below.

Proposal 1 – Election of Directors

The stockholders elected each of the five persons named below to serve as a Class III director for a one-year term ending at the 2027 annual meeting or until his or her successor is elected and qualified. The results of such vote were as follows:

Director Name	Votes For	Votes Against	Abstentions	Broker Non- Votes
Mike Berry	37,079,048	814,459	20,782	7,107,410
Claire Hughes Johnson	34,396,195	3,495,284	22,810	7,107,410
Yamini Rangan	37,499,400	393,440	21,449	7,107,410

Clara Shih	37,526,342	368,333	19,614	7,107,410
Jay Simons	36,191,016	1,702,380	20,893	7,107,410

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of PricewaterhouseCoopers LLP to perform the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2026. The results of such vote were as follows:

Votes For	Votes Against	Abstentions
44,385,046	603,404	33,249

Proposal 3 – To Approve, on a Non-Binding, Advisory Basis, the Compensation of the Company’s Named Executive Officers

The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
34,125,774	3,704,399	84,116	7,107,410

Proposal 4 – To Approve the Amendment to the Company’s 2024 Stock Option and Incentive Plan

The stockholders approved the 2024 Plan Amendment. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
35,214,611	2,616,163	83,515	7,107,410

Proposal 5 - Stockholder Proposal: Special Shareholder Meeting Improvement

The stockholders approved the non-binding stockholder proposal to amend the Company’s Sixth Amended and Restated Bylaws to provide stockholders owning 10% or more of the Company’s outstanding common stock the ability to call a special meeting of stockholders. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
30,011,042	7,866,837	36,410	7,107,410

Proposal 6 - To Approve the Adjournment Proposal.

The stockholders approved the proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there were insufficient votes for the approval of Proposals One through Four. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
38,290,605	6,682,008	49,086	-

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to the HubSpot, Inc. 2024 Stock Option and Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HubSpot, Inc.

Date: June 16, 2026	By:	/s/ Erika Fisher
Name: Erika Fisher
Title: Chief Legal Officer